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Filed by Liberty Media Corporation
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Liberty Media Corporation
Commission File No. 001-35707

On September 7, 2016, the following article was published by the Financial Times.

John Malone’s Liberty to take wheel of F1 in $8bn deal

David Bond and Murad Ahmed in London and Matthew Garrahan in New York

US billionaire John Malone’s Liberty Media has agreed to take control of Formula One in a deal valuing the sport at $8bn.

The two-part manoeuvre will initially see the US media group buy 18.7 per cent of F1 parent company Delta Topco for $746m in cash from a consortium of shareholders led by CVC Capital Partners.

Liberty will then move to take full control of F1 by early 2017 once the deal has been approved by regulators, the FIA, the sport’s governing body, and the US company’s shareholders.

Once phase one of the deal is signed off, Liberty will pay a further $354m in cash and $3.3bn in newly issued shares. CVC and other F1 shareholders will receive shares in a Liberty Media tracking stock, which is being renamed Formula One Group.

Existing F1 shareholders will get 65 per cent of the equity in the tracking stock but Liberty Media will control it.

Liberty Media has agreed to take on F1’s debts of $3.6bn — giving the entity an enterprise value of $8bn.

Chase Carey, the former executive vice-chairman of Rupert Murdoch’s 21st Century Fox, has been appointed F1’s new chairman, replacing Peter Brabeck-Letmanthe, the chairman of Nestlé.

Bernie Ecclestone, F1’s chief executive, who has run the sport for the past 30 years, will continue in the role but has agreed to sell down his and his family’s 15 per cent stake in the sport as part of the deal.

When asked about how long the 85-year-old ringmaster of F1 might continue as chief executive, Mr Carey told the Financial Times it was “open-ended”.

“I don’t go into it with a timeframe,” said Mr Carey. “We will work together as long as it’s a good partnership for the business and the sport. He deserves a great deal of credit and respect for what he has done in Formula One.”

Mr Ecclestone has a colourful, combative reputation but Greg Maffei, chief executive of Liberty Media, said he was looking forward to working with him. “I’ve worked for Bill Gates, Larry Ellison and John Malone,” he said. “Chase has worked for Rupert Murdoch.”

The deal ends months of speculation and quiet negotiations over the future ownership of F1 and could mark a turning point for a sport which — while hugely popular on television — has been criticised by fans for being too predictable and for failing to embrace digital and social media.

Several companies have examined a bid over the past year, including private equity group Silver Lake, US talent agency WME-IMG, European broadcaster Sky and Qatar Sports Investments, the majority shareholder in football club Paris Saint-Germain.

Mr Malone’s media empire has come close to taking the wheel of F1 before, with a deal to buy a 49 per cent stake through Liberty Global and Discovery Communications falling through in 2014.

This time, the purchase is being led by Liberty Media. It is the latest in a string of deals masterminded by Mr Maffei, who also oversaw the company’s investments in Charter Communications, the US cable group that last year acquired Time Warner Cable, and SiriusXM, the satellite radio company.

The deal gives Liberty the chance to own one of the most profitable global sports, as well as an opportunity to exploit its valuable international TV rights — and its virtually untapped digital and social media rights.

Mr Maffei said Liberty, which owns a third of music and venues promoter Live Nation Entertainment as well as the Atlanta Braves baseball team, would use its understanding of the US sports and entertainment market to drive F1’s growth in America.

“This is a long-term play,” he said. “Building up in the US is not going to get solved in two years.”

Mr Carey said: “The Americas are an opportunity and we are excited about developing them. But we also see Asia as an opportunity and it’s very important we build on the foundation in Europe. This is a global sport.”

For F1 the deal brings to an end a decade of ownership by CVC, the private equity group which bought a majority stake in the sport for about $1.7bn in 2006. With a turnover of $1.9bn a year, F1 has continued to deliver handsome profits for CVC even after it sold down $1.6bn of equity to BlackRock, Norges Bank and Waddell & Reed in 2012.

CVC said it would retain board representation at F1 “to support Liberty Media in continuing to develop the full potential of the sport”.

In addition, a CVC representative will be joining the Liberty Media board.

“We are pretty pleased with the outcome,” said Donald Mackenzie, CVC’s co-chairman. “It gives us the ability to retain some equity in the business because we know there are lots of opportunities for profit growth. But, to be clear, we are giving Liberty the lead role.”

Liberty and CVC announced that the sport’s teams will be given a chance to buy shares in F1’s new parent company.

Mr Maffei said: “We are excited to become part of Formula One. We think our long-term perspective and expertise with media and sports assets will allow us to be good stewards of Formula One and benefit fans, teams and our shareholders.”

Mr Carey, one of Mr Murdoch’s closest and most trusted executives for the past three decades, said he had discussed his new role with the Fox executive chairman. While he might continue to advise Fox, he said his priority was now driving the growth and development of Formula One.

“Rupert Murdoch has been a friend for 30 years,” he said. “He is aware of my plans, so with Fox, I’m still on board. We will talk about what we do going forward, I don’t see any conflict between F1 and Fox. But my primary energy and focus is on F1 and that’s what I will be concentrating on.”

Additional reporting by James Allen

Forward-Looking Statements

The foregoing communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed acquisition by Liberty Media Corporation (“Liberty”) of Delta Topco Limited and its Formula One business (the “proposed acquisition”), expected timing for completion of the proposed acquisition, the realization of expected synergies and benefits from the proposed acquisition, market potential, future financial prospects, business strategies relating to Formula One (including with respect to content distribution), new opportunities for commercial partnerships, expansion of the Formula One brand (including international expansion), changes to the share ownership, capitalization and debt of Liberty’s Media Group in connection with the proposed acquisition, the renaming of Liberty’s Media Group and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed acquisition.  These forward looking statements speak only as of the date of the foregoing communication, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.  Please refer to the publicly filed documents of Liberty, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to Liberty Media’s business which may affect the statements made in this communication.

Additional Information

Nothing in the foregoing communication shall constitute a solicitation to buy or an offer to sell shares of Liberty’s Series C Liberty Media common stock or any other series of its common stock.  Liberty stockholders and other investors are urged to read the proxy statement to be filed with the SEC because it will contain important information relating to the proposed acquisition.  Copies of Liberty’s SEC filings are available free of charge at the

SEC’s website (http://www.sec.gov).  Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Investor Relations, (720) 875-5420.

Participants in a Solicitation

The directors and executive officers of Liberty and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals relating to the proposed acquisition.  Information regarding the directors and executive officers of Liberty and other participants in the proxy solicitation and a description of their respective direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials regarding the foregoing to be filed with the SEC.